Exhibit 5.1

11 S. Meridian St. Indianapolis, IN 46204-3535 317-236-1313 317-231-7433 (Fax) www.btlaw.com

July 11, 2012
The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235

Gentlemen:

You have requested our opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by The Finish Line, Inc. (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale by the selling shareholders named in the Registration Statement, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, of up to an aggregate of 1,205,950 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Shares”), issuable upon the conversion of the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Shares”), as more fully described in the Registration Statement.  In this regard, the Company’s Restated Articles of Incorporation (“Restated Articles”) provide for the conversion of all Class B Shares into Class A Shares as of July 20, 2012, which is the day after the Company’s annual shareholders’ meeting to be held in 2012.  We are furnishing this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of (i) the Restated Articles; (ii) the Bylaws of the Company, as amended; and (iii) such certificates, statutes, corporate records and proceedings of the Company, and other instruments and documents as we consider appropriate for purposes of the opinion expressed herein.  In addition, we have considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

In connection with rending the opinion set forth herein, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (v) if required by applicable law, a supplement to the prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Class A Shares offered thereby; and (vi) all Class A Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus supplement, if any.

Atlanta	Chicago	Delaware	Indiana	Los Angeles	Michigan	Minneapolis	Ohio	Washington, D.C.

The Finish Line, Inc.

July 11, 2012

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, when issued and delivered upon the conversion of the Class B Shares in accordance with the terms of the Restated Articles and in compliance with the Securities Act and applicable state securities laws, the Class A Shares will have been legally issued, fully paid, and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the current laws of the State of Indiana and the current federal laws of the United States of America.  To the extent that issues addressed by this opinion letter may be governed in whole or in part by other laws, we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws which may actually govern.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus that is part of the Registration Statement.   In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP
Barnes & Thornburg LLP